UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, Waste Connections, Inc. (the “Company”) issued a press release announcing that, on February 13, 2024, the Company’s Board of Directors (the “Board”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from eight to nine members, and appointed Carl D. Sparks to the Board effective March 1, 2024. Mr. Spark’s term will expire at the Company’s 2024 annual meeting of shareholders.

Mr. Sparks, 56, has served as the managing partner of Interlock Partners, a venture capital firm focused on early-stage transformative investments, since 2020. Mr. Sparks has also served on the board of directors of Copart Inc. (NASDAQ: CPRT) since 2021, and the board of directors of Cint Group AB (OMX: CINT) since 2022. From 2016 to 2017, Mr. Sparks was the chief executive officer of Academic Partnerships, a firm that helped public universities offer their programs online. From 2011 to 2014, Mr. Sparks served as the chief executive officer of Travelocity Global. Earlier in his career, Mr. Sparks served in senior executive roles at the Gilt Groupe, including President, and before that he was the chief marketing officer of Expedia.com, a division of Expedia, Inc., among other senior executive roles he held there between 2004 and 2009. Mr. Sparks started his career in strategy consulting with Boston Consulting Group. Mr. Sparks previously served on the boards of directors of Dunkin’ Brands Group, Inc., Avis Budget Group (NASDAQ: CAR), where he also served as chairman of the audit committee, and Vonage (NASDAQ: VG). Mr. Sparks holds a bachelor’s degree from Princeton University and an MBA from Harvard Business School.

The Board has determined that Mr. Sparks meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards, Item 407(a) of Regulation S-K and applicable securities laws in Canada.

Mr. Sparks has (i) no arrangements or understandings with any other person pursuant to which he was selected as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Sparks (i) has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K, and (ii) as of the date of this Current Report on Form 8-K, holds no direct or indirect beneficial ownership in the Company’s shares or rights to acquire the Company’s shares.

Mr. Sparks will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Mr. Sparks will serve on the Company’s Board this term, paid by the Company to all of its non-employee directors and as described under “Director Compensation and Equity Ownership” in the Company’s 2023 Management Information Circular and Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on April 6, 2023. In connection with his appointment, Mr. Sparks will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2016.

A copy of the press release announcing the appointment of Carl D. Sparks to the Board is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 20, 2024, issued by Waste Connections, Inc.

104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: February 20, 2024	BY:	/s/ Robert M. Cloninger
Robert M. Cloninger
Senior Vice President, Deputy General Counsel and Assistant Secretary